Ex-10.29

                              AMENDED AND RESTATED
                               OPERATING AGREEMENT


                                     for the


                          NORTHERN CALIFORNIA DIVISION







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                                                 TABLE OF CONTENTS
                                                                                                               Page


                                                     ARTICLE 1

                                               Selected Definitions
                                               --------------------



                                                     ARTICLE 2

                                            Management of the Division

         Section 2.1             Management.....................................................................  3
         Section 2.2             Board Information Rights.......................................................  3

                                                     ARTICLE 3

                                         Accounting and Financial Matters

         Section 3.1             Capital Contributions..........................................................  4
         Section 3.2             Interest on Capital Contributions..............................................  4
         Section 3.3             Books, Records and Accounts....................................................  4
         Section 3.4             Budgets and Reports............................................................  4
         Section 3.5             Taxes..........................................................................  5
         Section 3.6             Acquisition of Additional Division Assets......................................  5
         Section 3.7             Cash Distributions.............................................................  5
         Section 3.8             Priority in Distributions......................................................  5


                                                     ARTICLE 4

                                                     Covenants

         Section 4.1             Covenants of FMN...............................................................  5
         Section 4.2             Consent of Mason-McDuffie to Amendments to Preferred
                                 Stock..........................................................................  7


                                                     ARTICLE 5

                                                  Non-Competition

         Section 5.1             Non-Competition................................................................  7
         Section 5.2             Confidential and Proprietary Information.......................................  7


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         Section 5.3             Enforceability.................................................................  8


                                                     ARTICLE 6

                                   Restriction on Assignment of Preferred Stock

         Section 6.1             Prohibition....................................................................  8
         Section 6.2             Remedy for Violation...........................................................  9


                                                     ARTICLE 7

                                                 Conversion Rights

         Section 7.1             Upon Initial Public Offering...................................................  9
         Section 7.2             Upon Change of Control.........................................................  9


                                                     ARTICLE 8

                                               Term and Termination

         Section 8.1             Term of Agreement..............................................................  9
         Section 8.2             Termination of Agreement.......................................................  9
         Section 8.3             Assignment of Pipeline; Return of Capital Contributions........................ 11

                                                     ARTICLE 9

                                                    Arbitration

         Section 9.1             Arbitration.................................................................... 12

                                                    ARTICLE 10

                                                   Miscellaneous

         Section 10.1            Specific Performance........................................................... 12
         Section 10.2            Notices........................................................................ 12
         Section 10.3            Successors..................................................................... 13
         Section 10.4            Assignment..................................................................... 13
         Section 10.5            Effect and Interpretation...................................................... 13
         Section 10.6            Amendment...................................................................... 13
         Section 10.7            Severability................................................................... 14

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         Section 10.8            No Third-Party Rights.......................................................... 14
         Section 10.9            Counterparts................................................................... 14


         Appendix A              Form of Monthly Statements of Net Profits
         Appendix B              Map of the Territory
         Appendix C              Amended Designation of Relative Rights, Preferences and
                                 Limitations of Special Preferred Stock (Northern California Division)

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                    AMENDED AND RESTATED OPERATING AGREEMENT
                                     for the
                          NORTHERN CALIFORNIA DIVISION


         THIS AGREEMENT (the "Agreement") is entered into by and between:

                          FIRST MORTGAGE NETWORK, INC.,
                          a Florida corporation ("FMN")

                                       and

                        MASON-McDUFFIE REAL ESTATE, INC.,
                   a California corporation ("Mason-McDuffie")

                          (collectively, the "Parties")


                                   Background
                                   ----------

         A. FMN is a mortgage banking company, headquartered in Plantation, Florida, which originates, processes, and funds residential mortgage loans through its membership network and retail loan officers. FMN uses its proprietary CLOser(R) software to track loans from application to closing and to offer online access to information about loan rates and FMN's line of loan products. FMN currently conducts its mortgage banking business in Florida, Georgia and California.

         B. FMN has created a division known as the First Mortgage Network Northern California Division (the "Division") which it operates with Mason-McDuffie pursuant to an Operating Agreement for the Northern California Division dated July 1, 1997, among FMN, Mason-McDuffie and John Hogan (the "Prior Operating Agreement").

         C. The Parties wish to set forth the manner in which the Division will be operated and the methodology for the distribution of net profits of the Division, effective as of July 1, 1998.

         D. This Agreement is intended to supersede in its entirety the Prior Operating Agreement.

         NOW THEREFORE, in consideration of the mutual benefits to be derived herefrom, the parties agree as follows:



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                                    ARTICLE 1

                              Selected Definitions
                              --------------------


         The following terms, as used in this Agreement, have the following meanings:

         "Affiliate" -- A person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the person or entity specified; provided, however, that franchisees and trademark licensees of Mason-McDuffie will not be considered "Affiliates" of Mason-McDuffie.

         "Affinity Business" -- Origination, processing and funding of mortgage loans, the source of which are members of an organization that has contracted with FMN to provide FMN products to such organization's members.

         "Board" -- The board of directors of FMN, as it may be constituted from time to time.

         "Division Business" -- All revenues and expenses (including without limitation, servicing revenues and expenses and revenues and expenses resulting from the sale of servicing rights), derived from (a) Retail Business where the majority of the underlying mortgaged real estate is situated in the Territory,
(b) Member Business where the majority of the underlying mortgaged real estate is situated in the Territory, (c) Affinity Business where the majority of the underlying mortgaged real estate is situated in the Territory and (d) all other business of any kind generated or referred by FMN or Mason-McDuffie, so long as approved by the Board and so long as handled by Division Employees, even if such business would be deemed to be outside of the Territory. Notwithstanding the foregoing, the operations of FMN or its Affiliates with respect to Intuit, Inc., Anytime Access, Openclose.com, SMART, Realeads U.S.A., Inc., RESULTS, Superior Bank, F.S.B., or First Realty Network, or any of their Affiliates, shall not be included as "Division Business."

         "Division Employees" -- FMN employees or individual independent contractors whose salaries and commissions are paid by the Division.

         "Expenses" -- The expenses of the Division, determined in accordance with generally accepted accounting principles consistently applied.

         "Member Business" -- Origination, processing and funding of mortgage loans referred to FMN by companies (typically mortgage brokers, home builders, realtors, banks and credit unions) that have executed a membership agreement or net branch agreement with FMN.

         "Net Profits" -- The excess of Revenues over Expenses, determined in accordance with generally accepted accounting principles consistently applied, with adjustments to Revenues as described herein.

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         "Pipeline" -- As of any date, mortgage loans that have been originated and processed, but not closed, and which, if closed, would have appeared in the column designated "Center 51 - WAM" on the monthly statements of Net Profits required to be delivered by FMN to Mason-McDuffie pursuant to Section 4.1(a)(2) hereof.

         "Preferred Stock" -- FMN's Special Preferred Stock (Northern California Division).

         "Retail Business" -- Origination, processing and funding of mortgage loans originated by a Division Employee or by non-Division Employees.

         "Revenues" -- The revenues of the Division (excluding the "technology fee" identified as "Interco Technology Charge" on Appendix A hereto), determined in accordance with generally accepted accounting principles consistently applied.

         "Territory" -- That area of California lying north of Bakersfield as set forth in the map attached hereto as Appendix B, and such other places as the Board may designate from time to time with the consent of Mason-McDuffie. FMN may not reduce the Territory without the consent of Mason-McDuffie.


                                    ARTICLE 2

                           Management of the Division


         Section 2.1 Management. The Division Business will be carried out under the overall management and direction of the Board and such officers, employees and consultants as are appointed by the Board to operate the Division on a day-to-day basis.

         Section 2.2 Board Information Rights. So long as Mason-McDuffie is the beneficial owner of more than 34% of the current number of issued and outstanding shares of the Preferred Stock, FMN shall provide a representative of Mason-McDuffie (the "Representative"), which Representative shall be reasonably acceptable to FMN, a copy of all notices, minutes, consents and other Board of Directors' materials that it provides to all of its directors; provided, however, that (i) FMN reserves the right to withhold any information, or any portion thereof, as is reasonably determined by the Chairman of the Board of Directors or a majority of the members of the Board of Directors to be necessary for purposes of confidentiality, competitive factors, attorney-client privilege or other reasonable purposes and (ii) in no event shall the failure to provide the materials described above invalidate in any way any action taken at a meeting of the Board of Directors or by written consent.

         Mason-McDuffie agrees, and will cause the Representative to agree, to hold in confidence all non-public information provided pursuant to Mason-McDuffie's rights under this

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Section 2.2, and Mason-McDuffie will not use or disclose any such information provided to or learned by it in connection with the rights described herein, other than for purposes of Mason-McDuffie's interest as a shareholder of FMN. The confidentiality provisions in this paragraph shall survive any termination of this Agreement.


                                    ARTICLE 3

                        Accounting and Financial Matters


         Section 3.1 Capital Contributions. As of July 1, 1998, the books of the Division reflect capital contributions from each of FMN and Mason-McDuffie of $50,000. Upon execution of this Agreement, Mason-McDuffie shall receive a return of $30,000 of its capital and FMN shall contribute an additional $30,000 to the capital of the Division, so that FMN and Mason-McDuffie's respective percentages of the total capital contributions are 80% and 20%, respectively. Upon the mutual agreement of FMN and Mason-McDuffie, additional capital contributions to the Division may be made from time to time, and any such additional capital contributions shall be made by FMN and Mason-McDuffie in accordance with the percentages set forth in the preceding sentence.

         Section 3.2 Interest on Capital Contributions. The Parties are not entitled to receive any interest on capital contributions made to the Division.

         Section 3.3 Books, Records and Accounts. FMN will cause true and correct books of account for the Division to be kept on the accrual basis of accounting, upon which will be entered all matters relating to the Division, including, but not limited to, all receipts, expenditures, profits, losses, assets, liabilities and payroll matters. The books and records of the Division will be kept in accordance with generally accepted accounting principles consistently applied and the Division shall be treated as nearly as practicable as if it operated on a stand-alone basis. The Division may, but will not be required to, maintain bank accounts and assets separately from FMN. No corporate overhead charges incurred outside the Territory will be allocated to the Division, other than Secondary Marketing Charges, the technology fee identified as "Interco Technology Charge" on Appendix A hereto, and other overhead charges directly related to Division Business. All books and records of the Division will be open to examination and copying by FMN, Mason-McDuffie and their respective authorized representatives at all times during normal business hours.

         Section 3.4 Budgets and Reports. The Board will develop and adopt prior to each fiscal year of FMN an overall operating and capital budget for each year with the approval of Mason-McDuffie. FMN will prepare periodic reports in accordance with generally accepted accounting principles consistently applied (including a profit and loss statement, a cash flow statement and a balance sheet) no less frequently than monthly on actual operations of the Division as compared with operating plans and budgets. Within 90 days after the end of each

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fiscal year, FMN will prepare an annual report in accordance with generally accepted accounting principles consistently applied (including a profit and loss statement, a cash flow statement and a balance sheet) of the Division. FMN will provide such reports to Mason- McDuffie at no cost to Mason-McDuffie or the Division. Such reports will be prepared by management and will be subject to review by an independent accounting firm.

         Section 3.5 Taxes. Federal, state and local taxes will be calculated as if the Division operated on a stand-alone basis.

         Section 3.6 Acquisition of Additional Division Assets. To the extent the Division requires additional real or personal property, it will lease such assets for a term of three (3) years or more, with all costs for the leases allocated to the Division.

         Section 3.7 Cash Distributions. Subject to the existence of legally available funds therefor, cash distributions of Net Profits from the Division will be paid quarterly, commencing September 30, 1998, as follows:

                  (a) twenty percent (20%) to Mason-McDuffie in the form of dividends on the Preferred Stock, as set forth in the Amended Designation of Relative Rights, Preferences and Limitations attached hereto as Appendix C (the "Designation"). The Board shall vote in favor of paying dividends on the Preferred Stock not less than on a quarterly basis, so long as funds are legally available therefor; and

                  (b) eighty percent (80%) to FMN, pursuant to appropriate transfers from the separate books of the Division to the books of FMN.

         Section 3.8 Priority in Distributions. The rights of each Party to receive cash distributions under Section shall be pari passu with respect to the rights of the other Party to receive distributions under Section .


                                    ARTICLE 4

                                    Covenants


         Section 4.1 Covenants of FMN. FMN covenants and agrees as follows:

                  (a) Except as otherwise set forth herein, FMN agrees to provide the following services at no cost to the Division:

                            (1) all necessary warehouse lines and underlying
                  equity required to support the warehouse lines.
                  Notwithstanding the foregoing, any (i) acquisition and maintenance fees related to warehouse lines used by or made available to

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                  the Division, (ii) transaction fees related to draws on the warehouse lines for mortgage loans funded by the Division, and
                  (iii) the net interest expense or net interest income resulting from the spread between the interest expense for the warehouse loans and the interest income from underlying mortgages (prior to sale to secondary market investors) shall be charged to the Division;

                            (2) delivery to Mason-McDuffie of quarterly and
                  annual financial statements of FMN as soon as practicable following the end of the respective period, but in no event later than the time at which such statements are made available to holders of FMN's common stock. FMN will deliver to Mason- McDuffie, as soon as practicable following the end of each calendar month, monthly and year-to-date financial statements in the form such statements are prepared for use by management, and monthly statements of Net Profits substantially in the form set forth as Appendix A.

                            (3) technology which enhances the Division Business,
                  including but not limited to use of CLOser(R) for point-of-sale, Internet access, networking and any other operating platform for which it is available; provided, however, expenses relating to local technical support and training required to implement and use the systems shall be an expense of the Division;

                            (4) all licensing and secondary market investor
                  agreements;

                            (5) development of programs with investors which
                  allow for delegated underwriting and the use of automated underwriting tools;

                            (6) all central advisory services with regard to
                  information on insurance, benefits and other human resources matters; and

                            (7) all accounting services for the Division,
                  including placing an FMN employee "on site" in California to handle accounting services for the Division.

All other services provided by FMN to the Division from time to time shall be an expense of the Division; provided, however, that all direct charges incurred by the Division from secondary market investors shall be charged to the Division and, in lieu of additional secondary marketing costs being passed on to the Division, FMN will charge the Division a fee (currently budgeted at $265, subject to fluctuations based on funded loan volume of the Division) per mortgage loan (the "Secondary Marketing Charge") to cover FMN's secondary marketing costs. The Parties will review the Secondary Marketing Charge from time to time, no less frequently than annually, to determine its reasonableness and the actual cost of all unallocated FMN secondary marketing expenses on a per loan basis. FMN shall provide Mason-McDuffie with documentation to evidence unallocated FMN secondary marketing expenses.

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                  (b) To comply with the rules and regulations of all state and federal regulatory authorities;

                  (c) To use its best efforts to maintain sufficient net worth to maintain its relationships with government-sponsored enterprises and financial institutions to which the Division will sell loans in the secondary market;

                  (d) To inform Mason-McDuffie, in a timely manner, of material business and financial developments relating to the Division; and

                  (e) In the event of any claim that the use of the technology provided pursuant to subsection (a)(3) above by the Division infringes on the intellectual property rights of any third party, FMN shall either modify such technology to eliminate the infringing use, obtain the right for the Division to continue to use such technology or obtain a license for comparable technology for use by the Division, any of the actions in this Section to be at no cost to the Division.

         Section 4.2 Consent of Mason-McDuffie to Amendments to Preferred Stock. Upon execution of this Agreement, Mason-McDuffie approves and consents to the Designation, substantially in the form set forth as Appendix C hereto.

                                    ARTICLE 5

                                 Non-Competition


         Section 5.1 Non-Competition. Neither FMN, any party under FMN's control, Mason-McDuffie, nor any party under Mason-McDuffie's control, will compete with the Division in the conduct of Division Business, either directly or indirectly, alone or in conjunction with others, in the Territory prior to termination of this Agreement. For purposes of this Article , the term "compete" includes acting as a proprietor, owner, shareholder, partner, joint venturer or other participant in or with a competitor of the Division or as a trustee, director, officer, employee, agent, representative, consultant, advisor or independent contractor to or for a competitor of the Division. Without limiting the generality of the foregoing Mason-McDuffie will not employ loan agents directly or indirectly, within the Territory, unless otherwise expressly permitted by this Agreement.

         Section 5.2 Confidential and Proprietary Information. Each of FMN, Mason- McDuffie and their respective Affiliates will only make disclosures of proprietary or confidential information concerning the Division Business as shall be authorized by the Executive Committee. Following termination of this Agreement, neither FMN, Mason- McDuffie nor any of their respective Affiliates will, directly or indirectly, divulge, disclose,

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furnish, communicate or make accessible to any third party who is not authorized by the other party to receive such information, any client or prospect list, financial data, sales data, technological information, intellectual property or any other confidential or proprietary information relating to the other party or the Division. All files, records, documents, forms, plans, policy and procedures manuals, client or prospective client lists, written memoranda or similar materials generated in connection with, and necessary to, the conduct of Division Business will remain the exclusive property of the Division; provided, however, Mason- McDuffie shall, upon termination of this Agreement, have a right to retain copies of all records and documents related to Division Business generated by loan agents working at Mason- McDuffie-owned offices, offices of Mason-McDuffie trademark licensees or franchisees, or other Mason-McDuffie Affiliated entities; further provided, that all records and information, whether in paper or in electronic form, related to clients of Mason-McDuffie constitute proprietary information and trade secrets of Mason-McDuffie and that to the extent Mason- McDuffie elects to allow Division employees or agents to have access to such information, such information will be provided to the Division under a confidentiality and proprietary information agreement.

         Section 5.3 Enforceability. The parties hereto acknowledge that the restrictions, prohibitions and other provisions of this Article are reasonable, fair and equitable in scope, are necessary to protect the legitimate business interests of the parties, and are a material inducement to the parties to enter into this Agreement. In the event that the restrictions contained in this Article are held to be too broad to allow enforcement of such restriction to its full extent, such restriction shall be enforced to the maximum extent allowed by law, and the parties hereby consent and agree that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction. The parties acknowledge and agree that the remedy at law for the breach of the obligations under this Article may be inadequate, and agree and consent that temporary and/or permanent or injunctive relief may be entered, enjoining a party from breaching this Agreement.


                                    ARTICLE 6

                  Restriction on Assignment of Preferred Stock


         Section 6.1 Prohibition. Except as otherwise expressly provided in this Agreement, Mason-McDuffie may not sell, transfer, assign or otherwise dispose of, voluntarily or involuntarily, all or any part of its Preferred Stock without prior approval of FMN. Upon a proposed disposition, Mason-McDuffie will first provide notice of such proposed disposition to FMN, and FMN shall have the right to approve or disapprove the disposition of Preferred Stock. This restriction does not include any transfer by operation of law pursuant to a merger, consolidation or liquidation of Mason-McDuffie or otherwise or any sale of substantially all of Mason-McDuffie's stock or assets. For purposes hereof, a transfer includes any transfer or

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assignment, whether voluntary or involuntary, and whether for value or not, whether by sale, exchange, pledge, encumbrance, gift, judicial attachment, contribution to a trust or other entity or otherwise. The shares of Preferred Stock bear a conspicuous legend denoting the transfer restrictions set forth in this Section .

         Section 6.2 Remedy for Violation. In the event that Mason-McDuffie disposes of any of its Preferred Stock in violation of any provisions of this Article , such disposition will be void.

                                    ARTICLE 7

                                Conversion Rights


         Section 7.1 Upon Initial Public Offering. Upon the Initial Public Offering and for a period ending 6 months after the closing of the Initial Public Offering, Mason-McDuffie will have the right to convert not more than 66% of its Preferred Stock to Common Stock of FMN in accordance with the Designation attached hereto as Appendix C.

         Section 7.2 Upon Change of Control. In the event the Board approves and recommends to shareholders of FMN a transaction, such as a merger or share exchange, which upon approval by such shareholders would result in a change of control of FMN, Mason- McDuffie will have the right to convert not more than 66% of its Preferred Stock to Common Stock of FMN in accordance with the Designation attached hereto as Appendix C.


                                    ARTICLE 8

                              Term and Termination


         Section 8.1 Term of Agreement. The term of this Agreement initially shall be for one year, commencing on July 1, 1998, and shall automatically renew for one year on each successive July 1 unless sooner terminated pursuant to Section . This Agreement supersedes the Prior Operating Agreement in its entirety.

         Section 8.2 Termination of Agreement.

                  (a) Except as otherwise provided herein, this Agreement will terminate and cease to be effective in the following situations (each an "Event of Termination") at the times specified in subsections (b), (c) and (d):

                            (1) Mutual agreement of each of the Parties in
                  writing to terminate the Agreement;

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                            (2) Upon the bankruptcy or insolvency of FMN;

                            (3) Upon written notice by Mason-McDuffie to FMN, if
                  the Board approves payment of a cash distribution to Mason-McDuffie but fails to actually pay such cash distribution to Mason-McDuffie, for whatever reason, within 45 days following Board approval;

                            (4) Upon written notice by Mason-McDuffie to FMN in
                  the event FMN is no longer approved by any of FNMA, FHMC or HUD;

                            (5) Upon written notice by Mason-McDuffie to FMN in
                  the event FMN fails to meet its obligations to provide all necessary warehouse lines and underlying equity pursuant to
                  Section 4.1(a)(1) hereof; or

                            (6) Upon the bankruptcy or insolvency of
                  Mason-McDuffie.

                  (b) Upon termination of this Agreement pursuant to subsections
                  (a)(1) or (a)(6) of this Section :

                            (1) For a period of 30 days (the "Initial 30 Day
                  Period"), the Division will continue to operate under this Agreement. During the Initial 30 Day Period, each of the Parties will use its best efforts to plan for an orderly transition;

                            (2) Mason-McDuffie and its Affiliates will have the
                  right during the Initial 30 Day Period to offer employment to any loan agents or FMN employees who are performing origination or processing services for the Division. FMN agrees that such offers do not constitute unlawful business interference by Mason-McDuffie or its Affiliates. Such employment with Mason-McDuffie or its Affiliates, if accepted, could begin no sooner than the first day following the Initial 30 Day Period;

                            (3) The 60 days following the Initial 30 Day Period
                  (the "60 Day Period") will be used to wind down this Agreement, during which time all Revenues and Expenses will continue to be allocated to the Division in accordance with this Agreement. The costs of winding down, including lease obligations and fulfillment of executory contracts, will be an expense of the Division;

                            (4) At the end of the 60 Day Period, the Division
                  will cease to operate under the terms of this Agreement. FMN will redeem all of the Preferred Stock held by Mason-McDuffie, in the manner set forth in the Designation attached as Appendix C hereto. Mason-McDuffie Affiliates have the right to become members of the First Mortgage Network and FMN agrees to offer Mason-

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                  McDuffie, its Affiliates, its trademark licensees and its
                  franchisees such membership under the then-existing terms and conditions of membership offered to third parties. Upon redemption of the Preferred Stock, this Agreement shall be of no further force and effect.

                  (c) Upon termination of this Agreement under subsection (a)(2) of this Section , the Division will cease to operate under the terms of this Agreement. Mason- McDuffie and its Affiliates will have the right to offer employment to any loan agents or FMN employees who are performing origination or processing services for the Division. FMN agrees that such offers do not constitute unlawful business interference by Mason-McDuffie or its Affiliates. Such employment with Mason-McDuffie or its Affiliates could begin immediately. As soon as practicable after termination under subsection (a)(2), FMN will redeem all the Preferred Stock held by Mason-McDuffie, in the manner set forth in the Designation attached as Appendix C, subject to applicable bankruptcy laws, rules and regulations. Each Party will cooperate to wind down the Division as quickly as practicable. Upon redemption of the Preferred Stock, this Agreement shall be of no further force and effect.

                  (d) Upon termination of this Agreement under subsections
(a)(3), (a)(4) or (a)(5) of this Section , the Division will immediately cease to operate under the terms of this Agreement. Mason-McDuffie and its Affiliates will have the right to offer employment to any loan agents or FMN employees who are performing origination or processing services for the Division. FMN agrees that such offers do not constitute unlawful business interference by Mason-McDuffie or its Affiliates. Such employment with Mason-McDuffie or its Affiliates could begin immediately. FMN and Mason-McDuffie each will cooperate to wind down the Division as quickly as practicable. As soon as practicable after termination, FMN will redeem all the Preferred Stock held by Mason-McDuffie, in the manner set forth in the Designation attached as Appendix
C. Mason-McDuffie Affiliates have the right to become members of the First Mortgage Network and FMN agrees to offer Mason-McDuffie, its Affiliates, its trademark licensees and its franchisees such membership under the then-existing terms and conditions of membership offered to third parties. The costs of winding down, including lease obligations and fulfillment of executory contracts and the redemption of the Preferred Stock will not be an expense of the Division and will be borne by FMN. Upon redemption of the Preferred Stock, this Agreement shall be of no further force and effect.

         Section 8.3 Assignment of Pipeline; Return of Capital Contributions. Upon any Event of Termination hereunder, the Company shall assign to Mason-McDuffie all of the Company's right, title and interest in and to, and the obligations relating to, the Pipeline. The Company will cooperate with Mason-McDuffie in transferring the rights and obligations associated with the Pipeline to any entity designated by Mason-McDuffie. In addition, upon any Event of Termination under subsections (a)(4) or (a)(6) of Section , the Company shall return to Mason-McDuffie any unreturned capital contributions paid by Mason-McDuffie under this Agreement.

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                                    ARTICLE 9

                                   Arbitration


         Section 9.1 Arbitration. The Parties agree that any dispute or controversy arising out of or relating to this Agreement and the Registration Rights Agreement dated March 15, 1996, between FMN and Mason-McDuffie, but not relating to any other agreement entered into by or made for the benefit of the Division, will be determined and settled by binding arbitration in San Francisco, California. Each party to the dispute will appoint one of the arbitrators and such two arbitrators will select the third arbitrator. Prior to the arbitration hearing, the person chosen as the third arbitrator will disclose to all parties to the dispute any circumstances likely to affect impartiality, including any bias or financial or personal interest in the result of the arbitration or any past or present relationship with the parties or their representatives. Upon the objection of any party to the dispute to said arbitrator on the basis of such conflict, the two arbitrators will then select a new third arbitrator who must then make the disclosures required herein. The process will continue until a neutral third arbitrator is chosen. The procedures to be followed at the arbitration hearing will be those set out in the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator's award will be in writing and will be signed by a majority of the arbitrators. In their award, the arbitrators will apportion the costs of arbitration, including, but not limited to, their own fees and expenses, as they deem appropriate. In addition, the prevailing party will be entitled to attorney's fees and expenses from the losing party. The arbitrators' award will be final and binding upon the parties thereto and judgment upon the award may be entered into any court having jurisdiction thereof. Whenever any action is required to be taken under this Agreement within a specified period of time and the taking of such action is materially affected by a matter submitted to arbitration, such period will automatically be extended by the number of days plus ten (10) that are taken for the determination of that matter by the arbitrators.


                                   ARTICLE 10

                                  Miscellaneous


         Section 10.1 Specific Performance. The Parties hereby declare and agree that it is impossible to measure in money the damages which will accrue to a party hereto by reason of a failure by any Party to perform any of the obligations set forth in this Agreement. Therefore, any Party may institute any action or proceeding for specific performance of this Agreement and any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such Party has an adequate remedy at law.

         Section 10.2 Notices. All notices or other communications to a party required or permitted by this Agreement will be in writing and will be hand delivered by messenger or

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



courier service, telecommunicated, or mailed by registered or certified mail (postage prepaid), return receipt requested, to the Party at the address set forth below. Notices will be effective upon receipt if delivered by hand or telecommunication, or on the second day after a mailing; provided, however, that if delivery of a notice is refused, the date of delivery will be the date on which delivery is refused. Notices will be sent to the following:

         If to FMN:                     Mr. Seth S. Werner
                                        First Mortgage Network, Inc.
                                        8751 Broward Blvd.
                                        Fifth Floor
                                        Plantation, FL 33324

         With a copy to:                Luther F. Sadler, Jr., Esquire
                                        Foley & Lardner
                                        200 North Laura Street
                                        Post Office Box 240
                                        Jacksonville, FL 32201-0240

         If to Mason-McDuffie:          Mr. A. David Cobo
                                        Mason-McDuffie Real Estate, Inc.
                                        1901 Olympic Boulevard, Third Floor
                                        Walnut Creek, CA 94596

         With a copy to:                Michael J. Dalton, Esquire
                                        Donahue, Gallagher, Woods & Wood, LLP
                                        300 Lakeside Drive, Suite 1900
                                        Oakland, CA 94612

         Section 10.3 Successors. This Agreement will be binding upon and will inure to the benefit of the Parties and their respective legal representatives, heirs, successors and assigns, except as expressly otherwise provided herein.

         Section 10.4 Assignment. No Party may assign any of its rights or obligations hereunder to any other person without the prior written consent of the other Parties.

         Section 10.5 Effect and Interpretation. This Agreement will be governed and construed and enforced in accordance with the laws of the State of Florida without regard to conflict of law principles thereunder. Captions contained in this Agreement have been inserted for convenience and in no way define, limit or extend the scope or intent of any provision of this Agreement. This Agreement will be interpreted without regard to any presumption or rule requiring construction against the party causing this Agreement to be drafted.

         Section 10.6 Amendment. This Agreement may be amended only by a written agreement signed by the Party or Parties against whom the enforcement is sought. This

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

Agreement together with appendices, the Registration Rights Agreement between FMN and Mason-McDuffie, the Trademark License Agreement between FMN and Mason-McDuffie, and the Office Use and Services Agreement between FMN and Mason-McDuffie constitute the entire understanding between the Parties with respect to the subject matter hereof, and there are no other agreements, understandings, restrictions, representations or warranties between the Parties.

         Section 10.7 Severability. If any provision of this Agreement, or the application of a provision to any person or circumstance, is held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, will not be affected thereby.

         Section 10.8 No Third-Party Rights. The provisions of this Agreement are for the exclusive benefit of the Parties hereto and no other person, including without limitation, any creditor of the Division or of any Party, will have any right or claim by reason of this Agreement or be entitled to enforce any provision of this Agreement against the Division or any Party.

         Section 10.9 Counterparts. This Agreement may be executed in more than one counterpart, each of which will be deemed an original but all of which together will constitute one and the same instrument. Execution and delivery will be deemed to occur in Walnut Creek, California.



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

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the first day of July, 1998.

                                     FIRST MORTGAGE NETWORK, INC.


                                     By:/s/ Seth S. Werner
                                        ---------------------------------------
                                        Seth S. Werner, Chief Executive Officer



                                     MASON-McDUFFIE REAL ESTATE,
                                      INC.


                                     By:/s/ A. David Cobo
                                        ---------------------------------------
                                        A. David Cobo, Chief Executive Officer

AGREED AND CONSENTED TO:


/s/ John Hogan
------------------------------
John Hogan



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